UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 5, 2011

MHI HOSPITALITY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Maryland	333-118873	20-1531029
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 W. Francis Street

Williamsburg, Virginia 23185

(757) 229-5648

(Address, including Zip Code and Telephone Number, including

Area Code, of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 5, 2011, Laurel Hotel Associates LLC (the “Borrower”) and other affiliates of MHI Hospitality Corporation (the “Company”), entered into a Deed of Trust and Security Agreement, Deed of Trust Note, Security Agreement and other loan documents to secure a new $7.5 million mortgage (the “Mortgage Loan”) on the Holiday Inn Laurel West hotel property with Bank of Georgetown (the “Lender”).

Pursuant to the loan documents:

•	the term of the Mortgage Loan is ten (10) years; and

•

the interest rate applicable to the Mortgage Loan will be fixed at 5.25% for the first five years, after which the Mortgage Loan will adjust to a rate of 3.00% plus the current 5-year U.S. Treasury bill rate of interest, with a floor of 5.25%.

•	The Company used proceeds of the Mortgage Loan to pay down a related portion of Company indebtedness under its credit facility.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On August 8, 2011, the Company issued a press release announcing the new debt financing of the Holiday Inn Laurel West. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release of MHI Hospitality Corporation dated August 8, 2011, announcing the new debt financing of the Holiday Inn Laurel West.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2011

MHI HOSPITALITY CORPORATION

By:	/s/ Andrew M. Sims
Andrew M. Sims
Chief Executive Officer

Exhibit List

99.1	Press Release of MHI Hospitality Corporation dated August 8, 2011, announcing the new debt financing of the Holiday Inn Laurel West.